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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 25, 1999
                                                        ------------------

                         TRANSFORMATION PROCESSING INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)

          Nevada                        0-23903               95-4583945
          ------                        -------               ----------
(State or Other Jurisdiction    (Commission File Number)     IRS Employer
     of Incorporation)                                    Identification Number)

                    365 BAY STREET, TORONTO, ONTARIO M5H 2V2
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               (Address of principal executive offices)(Zip Code)

                                 (416) 414-9450
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              (Registrant's telephone number, including area code)


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Item 3.        BANKRUPTCY OR RECEIVERSHIP

               On November 25, 1999, Transformation Processing Inc.'s Proposal in bankruptcy was approved by the court.

               (1) The identity of the court is the Superior Court of Justice located in Toronto of the Province of Ontario.

               (2) The date that the order was entered was November 25, 1999.

               (3) The Proposal was made only to the preferred and unsecured creditors. The Proposal basically stipulates that a pool of funds up to $300,000 will be available for distribution to the unsecured creditors, after deducting payments to preferred creditors, consisting of crown claims, employee claims and landlord's claim. Out of the remaining funds, the unsecured creditors will be paid in full on the first $2,000 of their claims, CD$0.50 per CD$1.00 of their claim between CD$2,001 and CD$5,000, and up to CD$0.10 per CD$1.00 of their claim thereafter.

               (4) No shares of stock were issued to satisfy any creditors.

               OTHER EVENTS

               On February 18, 2000, Transformation Processing, Inc. (the "Registrant"), entered into a letter of intent to acquire substantially all of the assets of eAutoclaims.com Corporation ("eAuto"), a Delaware corporation. Under the letter of intent, substantially all of the assets of eAuto would be acquired by the Registrant in exchange for 4 million shares of Common Stock of the Registrant.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Transformation Processing Inc.
                                        Registrant

Dated: March 7, 2000                    By: /s/ Paul Mighton
                                           ---------------------------
                                           Paul Mighton, President



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